UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 8.01 Other Events.

Explanatory Note: In this report, Predictive Oncology Inc. (the “Company”) is disclosing certain information regarding its reportable segments and its executive compensation for the year ended December 31, 2020. These disclosures are intended to satisfy the disclosure requirements for certain registration statements into which this report is or will be incorporated by reference.

Information Regarding Reportable Segments

In Note 10 to the Condensed Consolidated Financial Statements in its Form 10-Q for the period ended September 30, 2020 (the “September 2020 10-Q”), the Company reported a change in its reportable segments as of the third quarter of 2020, as determined in accordance with ASC 280 – Segment Reporting. Factors used to determine the Company’s reportable segments include the availability of separate financial statements, the existence of locally based leadership across geographic regions, the economic factors affecting each segment, and the evaluation of reportable results at the segment level. The Chief Operating Decision Maker (“CODM”) allocates the Company’s resources for each of the reportable segments and evaluates their relative performance. Each reportable segment listed below has separate financial statements and locally based leadership that are evaluated based on the results of their respective segments. It should be noted that the reportable segments below have different products and services. The financial information is consolidated and evaluated regularly by the CODM in assessing performance and allocating resources.

During the third quarter of 2020, the Company considered, whether under ASC 280-10-50-3 there was a change in its reportable segments. As a result of the formation of the new Soluble subsidiary, the Company believes the Soluble business represents an reportable segment. Soluble signed its first contract during the third quarter of 2020. The Company also believes it is appropriate to combine our Skyline Medical and Skyline Europe entities into a single reportable segment based on the changes to our physical presence and intent to sign future contracts through the US entity. Finally, the Company believes the Helomics business continues to be an reportable segment. As of the third quarter of 2020, the Company has three reportable segments: Skyline, Helomics and Soluble.

In the September 2020 10-Q, the Company reported segment information for the three and nine month periods ended September 30, 2020 and 2019. In this report, the Company is reporting certain segment information for the years ended December 31, 2019 and 2018. The reported financial information below has been reclassified to conform to the current presentation. This information is intended to assist investors in making comparisons of the Company’s historical financial information with future financial information.

The table below summarizes the reclassified presentation of the Company’s segment reporting for years ended December 31, 2019 and 2018.

		Year Ended December 31, 2019
	Skyline	Helomics	Soluble	Corporate	Total
Revenue	$1,363,118	$48,447	$-	$-	$1,411,565
Depreciation and Amortization	(48,420)	(556,538)	-	(99,925)	(704,883)
Impairment expense	-	(8,100,000)	-	(770,250)	(8,870,250)
Loss on equity method investment	-	-	-	(439,637)	(439,637)
Segment Loss	$(3,125,290)	$(12,354,108)	$-	$(3,901,368)	$(19,390,766)

		December 31, 2019
	Skyline	Helomics	Soluble	Corporate	Total
Assets	$969,793	$21,275,306	$-	$130,411	$22,375,510

In 2018, substantially all the Company revenues and expenses were located or derived from operations in the United States and recorded under the Skyline segment.

		December 31, 2018
	Skyline	Helomics	Soluble	Corporate	Total
Assets	$973,744	$-	$-	$2,735,555	$3,708,999

The table below summarizes the Company’s segment reporting as originally reported on the Annual Report on Form 10-K for the year ended December 31, 2019.

		Year Ended December 31, 2019
	Domestic	International	Helomics	Corporate	Total
Revenue	$1,275,048	$88,070	$48,447	-	$1,411,565
Depreciation and Amortization	(43,728)	(4,692)	(556,538)	(99,925)	(704,883)
Impairment expense	-	-	(8,100,000)	(770,250)	(8,870,250)
Loss on equity method investment	-	-	-	(439,637)	(439,637)
Segment Loss	$(2,783,531)	$(351,759)	$(12,354,108)	$(3,901,368)	$(19,390,766)

		December 31, 2019
	Domestic	International	Helomics	Corporate	Total
Assets	$670,841	$298,952	$21,275,306	$130,411	$22,375,510

In 2018, substantially all the Company revenues and expenses were located or derived from operations in the United States and recorded under the domestic segment.

		December 31, 2018
	Domestic	International	Helomics	Corporate	Total
Assets	$932,367	$41,377	-	$2,735,255	$3,708,999

Executive Compensation

Overview

This section describes the material elements of the compensation awarded to, earned by or paid to our Chief Executive Officer and our Chief Financial Officer, collectively referred to as the “Named Executive Officers.” We did not have any other executive officers, as determined in accordance with SEC rules, during 2020.

Summary Compensation Table for Fiscal 2020 and 2019

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2020 and December 31, 2019 by each of the Named Executive Officers:

Nameand Principal Position	Year	Salary	Bonus	(1) Stock Awards	(1) Option Awards	All Other Compensation	Total Compensation

Carl Schwartz, CEO (2)	2020	$430,000	$-	$46,002	$-	$-	$476,002
	2019	$100,000	$-	$-	$376,600	$-	$476,600

Bob Myers, CFO (3)	2020	$327,838	$-	$15,334	$-	$-	$343,172
	2019	$270,833	$-	$-	$100,597	$-	$371,430

(1)	Represents the actual compensation cost granted during 2020 and 2019 as determined pursuant to FASB ASC 718 – Stock Compensation.

(2)	Dr. Schwartz received a salary increase to $460,000 annually on September 23, 2020 retroactively effective to July 1, 2020. Dr. Schwartz opted to take nine months of his 2019-year salary as stock options in lieu of cash. Dr. Schwartz received options to purchase 47,702 shares of common stock in lieu of a cash salary in 2019. The shares all vest at the time of grant and range in price from $1.54 per share to $7.90 per share for 2019 grants. Dr. Schwartz received 300,000 restricted stock units on September 23, 2020, payable in shares of common stock and vesting in equal annual installments over three years.

(3)	Mr. Myers received a salary increase to $345,000 annually on September 23, 2020 retroactively effective to July 1, 2020. Mr. Myers received a salary increase on August 1, 2019 to an annualized amount of $300,000. Mr. Myers received $19,250 paid in 2019 for 2018 accrued bonus. Mr. Myers received options to purchase 16,600 shares of common stock vesting over two (2) years in eight (8) equal installments priced at $1.54 per share. Mr. Myers received 100,000 restricted stock units on September 23, 2020, payable in shares of common stock and vesting in equal annual installments over three years.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2020

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2020:

	Option Awards				Stock Awards(1)
	Grant Date	Number of Securities Underlying Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Carl Schwartz	7/19/2013	7	$1.54	7/19/2023
	6/30/2015	26	$1.54	6/30/2025
	6/30/2015	26	$775.00	6/30/2025
	3/31/2016	59	$42.50	3/31/2026
	6/30/2016	133	$37.50	6/30/2026
	9/30/2016	121	$41.25	9/30/2026
	12/31/2016	179	$1.54	12/31/2026
	12/31/2016	714	$28.00	12/31/2026
	3/31/2017	238	$21.00	3/31/2027
	6/22/2017	37,689	$1.54	6/22/2027
	11/10/2017	2,834	$1.54	11/10/2027
	1/2/2018	14,175	$1.54	1/2/2028
	6/30/2018	12,168	$1.54	6/30/2028
	8/1/2018	4,490	$1.54	8/1/2028
	1/2/2019	32,305	$1.54	1/2/2029
	4/4/2019	20,000	$1.54	4/4/2029
	7/1/2019	4,219	$7.90	7/1/2029
	8/1/2019	5,128	$6.50	8/1/2029
	9/1/2019	6,050	$5.51	9/1/2029
	3/31/2020	3,174	$1.58	3/31/2030
	6/30/2020	3,049	$1.64	6/30/2030
	9/30/2020	6,142	$0.81	9/30/2030
	12/31/2020	20,481	$0.73	12/31/2030	300,000	$300,000

Bob Myers	8/13/2012	53	$1.54	8/13/2022
	3/18/2013	42	$1.54	3/18/2023
	3/6/2014	14	$1.54	3/6/2024
	9/16/2016	357	$1.54	9/16/2026
	6/22/2017	30,411	$1.54	6/22/2027
	4/4/2019	16,600	$1.54	4/4/2029	100,000	$100,000

(1)	Represents restricted stock units (RSUs) granted in 2020. The market value is based on the closing sale price of the Company's common stock of $1.00 at January 15, 2021.

Executive Compensation Components for Fiscal 2020

Base Salary. Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, we generally set base salaries at levels believed to attract and retain an experienced management team that will successfully grow our business and create stockholder value. We also utilize base salaries to reward individual performance and contributions to our overall business objectives but seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through our stock options.

The Compensation Committee reviews the Chief Executive Officer’s salary at least annually. The Compensation Committee may recommend adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee also reviews other executives’ salaries throughout the year, with input from the Chief Executive Officer. The Compensation Committee may recommend adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendation and the reviewed executives’ responsibilities, experience, and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to recommend salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both our Company (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may recommend adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.

Bonuses. Until 2018 the Chief Financial Officer received 20% contractual cash bonuses. Any other bonus for the CFO, as well as for the CEO, if offered, were determined by the compensation committee. The bonuses in past years were a combination of cash and employee stock options. The CFO signed an amended contract whereby the contractual bonuses were removed subsequent to August 1, 2018. All bonuses subsequent to 2018 are established by the compensation committee and approved by the Board of Directors.

Stock Options and Other Equity Grants. Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, we make periodic grants of long-term compensation in the form of stock options to our executive officers, directors and others in the organization.

Stock options provide executive officers with the opportunity to purchase common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if the common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option shares to vest. This provides an incentive for an option holder to remain employed by us. In addition, stock options link a significant portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase stockholder value. Under our Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”), we may also make grants of restricted stock awards, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. We adopted the 2012 Plan to give us flexibility in the types of awards that we could grant to our executive officers and other employees.

Amendment to Stock Incentive Plan. On September 3, 2020, our stockholders approved an amendment to the 2012 Plan to increase the share reserve under the 2012 Plan by an aggregate 750,000 shares from the most recent reserve of 1,000,000 shares to an aggregate 1,750,000 shares. As of December 31, 2020, 1,413,560 shares of common stock are subject to outstanding stock options and restricted stock units (RSUs) under the 2012 Plan. In determining the amount of the increase in the 2012 Plan, the Board took into account its intention to grant further equity awards to current and future executive officers and key employees and directors.

Restricted Stock Units. Consistent with our compensation philosophies related to performance-based compensation, long-term stockholder value creation and alignment of executive interests with those of stockholders, we make periodic grants of long-term compensation in the form of restricted stock units to our executive officers.

Restricted stock units provide executive officers with stock that is not fully transferable until certain conditions are met. Upon satisfaction of the conditions, the stock is no longer restricted, and becomes transferable to the officer.

Limited Perquisites; Other Benefits. We provide our employees with a full complement of employee benefits, including health and dental insurance, short term and long-term disability insurance, life insurance, a 401(k) plan, FSA flex plan and Section 125 plan.

September 2020 Compensation Committee Action. On September 23, 2020, the Compensation Committee of the Board of Directors approved the elements of a compensation program for the executive officers of the Company (the “September 2020 Action”). The Committee considered and will continue to consider best practices, marketplace, competitive and Company conditions when determining compensation levels.

Under the September 2020 Action, the base salaries of the executive officers were increased by 15%, effective as of July 1, 2020, resulting in annualized base salaries of $460,000 for Carl Schwartz, the Chief Executive Officer (“CEO”), and $345,000 for the Bob Myers, the Chief Financial Officer (“CFO”). Thereafter, salaries are to be reviewed on or about February 28 of every year. Further, in recognition of various factors, including (i) the CEO and CFO not having received an incentive bonus opportunity for several years, (ii) recognition of the efforts of the officers for these years, and (iii) erosion of the amount of equity awards held by the CEO and CFO, including the reduced retention value inherent in those awards, the CEO and CFO were awarded a one-time, special interim grant of retention equity awards for 2020 on September 23, 2020. These awards consisted of 300,000 restricted stock units for the CEO and 100,000 restricted stock units for the CFO, payable in shares of common stock and vesting in equal annual installments over three years, subject to continued employment, with accelerated vesting upon certain events, including involuntary termination without cause, voluntary termination for good reason or retirement after at least eighteen months upon at least six months notice. In addition, the executive officers will be eligible for an annual bonus and a long-term incentive program effective January 1, 2021. Based on Company and personal performance vs. annual objectives to be established by the officers and the Committee and to be evaluated by the Committee, the officers will be granted an annual bonus opportunity ranging from 0% to 50% of base salary, or at the Board’s discretion, a higher percentage based on performance. Also, under the long-term incentive program, the officers will receive grants of restricted stock units for each calendar year starting in 2021. Each grant will consist of 100,000 restricted stock units for the CEO and 50,000 restricted stock for the CFO, with the vesting of each grant over three years to be based on performance goals to be established and continued employment.

Employment Contracts

Employment Agreement with Chief Executive Officer.

On November 10, 2017, we entered into an employment agreement with Dr. Carl Schwartz, who has served as Chief Executive officer since December 1, 2016. Under the agreement the employment of Dr. Schwartz is at will.

On July 1, 2019, we entered into an amended employment agreement with Dr. Schwartz. The annualized base salary for Dr. Schwartz was $400,000 for both 2019 and 2018. Such base salary may be adjusted by us but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction.

Dr. Schwartz may receive stock options in lieu of his base salary. At least ten (10) days before the beginning of each six-month period ending June 30 or December 31 (a “Compensation Period”) during which Dr. Schwartz is employed under this agreement he may elect to receive non-qualified stock options under the 2012 Stock Incentive Plan or other applicable equity plan in effect at the time in payment of all or a portion of his base salary for such Compensation Period in lieu of cash. Stock options (1) will be granted on the first business day of such Compensation Period, (2) will have an exercise price per share equal to the closing sale price of our common stock on the date of grant, (3) will have an aggregate exercise price equal to the dollar amount of base salary to be received in options, (4) will have a term of ten years, and (5) will vest pro rata on a monthly basis over the period of time during which the base salary would have been earned. Dr. Schwartz opted to take nine months of his 2019-year salary as stock options in lieu of cash.

For each fiscal year during the term of the agreement, beginning in 2017, Dr. Schwartz shall be eligible to receive an annual incentive bonus determined annually at the discretion of the Compensation Committee of the Board. For 2018 and subsequent years, the bonus is subject to the attainment of certain objectives, which shall be established in writing by Dr. Schwartz and the Board prior to each bonus period. The maximum bonus that may be earned by Dr. Schwartz for any year will not be less than 150% of Dr. Schwartz’s then-current base salary.

Dr. Schwartz is entitled to five (5) weeks of paid vacation per each calendar year earned ratably over each calendar year, to be taken at such times as employee and company shall determine and provided that no vacation time shall unreasonably interfere with the duties required to be rendered by employee.

If we terminate Dr. Schwartz’s employment without cause or if he terminates his employment for “good reason,” he shall be entitled to receive severance pay in an amount equal to six months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive any earned bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon Dr. Schwartz’s execution of a full and final release of liability. “Cause” is defined to mean: 1) the executive engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Board, if such conduct is not cured within 30 days after notice; 2) Dr. Schwartz embezzles or misappropriates any assets from us or any of our subsidiaries; 3) Dr. Schwartz’s violation of any of his obligations in the agreement, if such conduct is not cured within 30 days after notice; 4) breach of any agreement between Dr. Schwartz and us or to which we and Dr. Schwartz are parties, or a breach of his fiduciary responsibility to us; 5) commission by Dr. Schwartz of fraud or other willful conduct that adversely affects our business or reputation; or, 6) we have a reasonable belief he engaged in some form of harassment or other improper conduct prohibited by our policy or the law. “Good reason” is defined as (1) a material diminution in employee’s position, duties, base salary, and responsibilities; or (2) our notice to him that his position will be relocated to an office which is greater than 100 miles from his prior office location. In all cases of Good Reason, he must have given notice to us that an alleged Good Reason event has occurred and the circumstances must remain uncorrected by us after the expiration of 30 days after receipt by us of such notice.

During Dr. Schwartz’s employment and for twelve months thereafter, regardless of the reason for the termination, he may not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with us or solicit our clients or prospective clients with whom he worked, solicited, marketed, or obtained confidential information about during his employment with us, regarding services or products that are competitive with any of our services or products.

Employment Agreement with Chief Financial Officer.

On August 13, 2012, we entered into an employment agreement with Bob Myers, who has served as Chief Financial Officer since July 1, 2012. Under the agreement the employment of Mr. Myers is at will.

On August 20, 2018, we entered into an amendment to employment agreement with Mr. Myers. Effective August 1, 2018, Mr. Myers received an annualized base salary of $250,000. Effective August 1, 2019, Mr. Myers received an annualized base salary of $300,000.

Mr. Myers is entitled to five (5) weeks of paid vacation per each calendar year earned ratably over each calendar year, to be taken at such times as employee and company shall determine and provided that no vacation time shall unreasonably interfere with the duties required to be rendered by employee

Base salaries for Mr. Myers may be adjusted by us but may not be reduced except in connection with a reduction imposed on substantially all employees as part of a general reduction. He will also each be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by us, subject to the attainment of certain objectives.

If we terminate his employment without cause or if he terminates his employment for “good reason,” he shall be entitled to receive us severance pay in an amount equal to:(1) before the first anniversary of the date of the agreement, three months of base salary, or (2) on or after the first anniversary of the date of the agreement, twelve months of base salary, in either case less applicable taxes and withholdings. In that event, he will receive a bonus payment on a pro-rata basis through the date of termination and any accrued, unused vacation pay. The severance pay, bonus payment, and other consideration are conditioned upon executive’s execution of a full and final release of liability. “Cause” is defined to mean: 1) that he engages in willful misconduct or fails to follow the reasonable and lawful instructions of the Board, if such conduct is not cured within 30 days after notice; 2) he embezzles or misappropriates assets from us or any of our subsidiaries; 3) his violation of his obligations in the agreement, if such conduct is not cured within 30 days after notice; 4) breach of any agreement between him and us or to which we and Mr. Myers are parties, or a breach of his fiduciary responsibility to us; 5) commission by Mr. Myers of fraud or other willful conduct that adversely affects our business or reputation; or, 6) we have a reasonable belief he engaged in some form of harassment or other improper conduct prohibited by Company policy or the law. “Good reason” is defined as (1) a material diminution in his position, duties, base salary, and responsibilities; or (2) our notice to Mr. Myers that his position will be relocated to an office which is greater than 100 miles from his prior office location. In all cases of Good Reason, he must have given notice to us that an alleged Good Reason event has occurred and the circumstances must remain uncorrected by us after the expiration of 30 days after receipt by us of such notice.

During Mr. Myers employment and for twelve months thereafter, regardless of the reason for the termination, he may not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with us or solicit our clients or prospective clients with whom he worked, solicited, marketed, or obtained confidential information about during his employment with us, regarding services or products that are competitive with any of our services or products.

Potential Payments Upon Termination or Change of Control

Most of our stock option agreements provide for an acceleration of vesting in the event of a change in control as defined in the agreements and in the 2012 Stock Incentive Plan. However, the stock option agreements awarded to each of Carl Schwartz and Bob Myers provide that upon the termination of such employee’s employment without cause or for good reason, such employee’s options shall become fully vested, and the vested shares may be purchased for up to five years after such termination (or such lesser period for the option if the remaining period of the option is less than five years after such termination). In addition, in the event of such employee’s retirement, death or disability, such employee’s options shall become fully vested, and the vested shares may be purchased for the entire remaining period of the option. Also, see “Employment Contracts” above for a description of certain severance compensation arrangements.

Director Compensation

Effective in 2013 the Board instituted a quarterly and an annual stock options award program for all the directors under which they were awarded options to purchase $5,000 worth of shares of common stock, par value $0.01 per quarter at an exercise price determined by the close on the last day of the quarter. Additionally, the directors that served on a committee would receive options to purchase $10,000 worth of shares of common stock, par value $0.01 annually, per committee served, at an exercise price determined by the close on the last day of the year. Effective on April 3, 2020 the Board instituted an annual stock options award program for the Chairman of the Board under which he/she will be awarded options to purchase $20,000 worth of shares of common stock, par value $0.01 at an exercise price determined by the close on April 2 or the last trading day prior to April 3.

Effective on June 16, 2020 the Board instituted an annual common stock award for all the directors under which they will receive $7,000 in value of newly issued shares of common stock, par value $0.01 per year annually for three years, as long as they are serving as a director at the annual appointment date. Additionally, the directors will receive a $3,000 cash payment per year annually for three years, as long as they are serving as a director at the annual appointment date.

The Board has instituted a new compensation program for directors effective for 2021. The stock option awards will be discontinued, and the compensation program is amended to pay all of the compensation in the form of stock and cash awards (with the cash component payable in additional shares at the election of the director). For Board service, each director receives a quarterly award of $8,333 on the last day of the quarter, consisting of (i) shares with a value of $6,000 and (ii) $2,333 in cash (or additional shares). In addition, for each Board committee, each director receives an additional annual award of $11,112, consisting of (i) shares with a value of $8,000 and (ii) $3,112 in cash (or additional shares), payable on December 31. In addition, the Chairman receives an additional annual award of $20,835, consisting of (i) shares with a value of $15,000 and (ii) $5,835 in cash (or additional shares), payable on December 31. Director compensation will continue to be paid to all members of the Board of Directors through December 31, 2021. Starting in 2022, director compensation will be limited to non-employee directors (directors who are not employees of the Company or any subsidiary and who do not receive regular long-term cash compensation as consultants).

Director Compensation Table for Fiscal 2020

The following table summarizes the compensation paid to each non-employee director in the fiscal year ended December 31, 2020:

	Fees Paid or Earned in Cash	Stock Awards (2)	Option Awards (1)		Total
J. Melville Engle	$3,000	$7,000	$60,542	(3)	$70,542
Carl Schwartz	$3,000	$7,000	$27,136	(4)	$37,136
Charles Nuzum Sr.	$-	$10,000	$25,061	(5)	$35,061
Daniel Handley	$3,000	$7,000	$27,136	(6)	$37,136
Greg St. Clair Sr.	$3,000	$7,000	$16,710	(7)	$26,710
Nancy Chung-Welch	$3,000	$7,000	$25,061	(8)	$35,061
Richard Gabriel	$3,000	$7,000	$27,136	(9)	$37,136
Andrew Reding	$-	$-	$10,246	(10)	$10,246
Gerald John Vardzel Jr.	$3,000	$7,000	$6,248	(11)	$16,248
Pamela Prior	$-	$-	$6,248	(12)	$6,248

(1)	Represents the actual compensation cost granted during 2020 as determined pursuant to FASB ASC 718 – Stock Compensation utilizing the assumptions discussed in Note 5, “Stockholder’s Equity, Stock Options, and Warrants,” in the notes to the financial statements included in this report.
(2) (3)

Represents the actual compensation cost granted during 2020 as determined pursuant to FASB ASC 718 – Stock Compensation.

Mr. Engle was awarded options to purchase 60,153 shares of common stock both for serving on the Board and for participating on the Audit, Compensation and Governance Committees. Mr. Engle was awarded options to purchase 15,267 shares of common stock for serving as Chairman of the Board. Mr. Engle was awarded common stock equaling $7,000 in value based on the closing price on the day before issuance.

(4)	Dr. Schwartz was awarded options to purchase 32,846 shares of common stock both for serving on the Board and participating on the Merger & Acquisition Committee. Dr. Schwartz was awarded common stock equaling $7,000 in value based on the closing price on the day before issuance.
(5)	Mr. Nuzum was awarded options to purchase 40,277 shares of common stock both for serving on the Board and for participating on the Audit and Compensation Committees. Mr. Nuzum was awarded common stock equaling $10,000 in value based on the closing price on the day before issuance.
(6)	Dr. Handley was awarded options to purchase 32,846 shares of common stock both for serving on the Board and for participating on the Governance Committee. Dr. Handley was awarded common stock equaling $7,000 in value based on the closing price on the day before issuance.
(7)	Mr. St. Clair was awarded options to purchase 26,623 shares of common stock both for serving on the Board and for participating on the Audit Committee. Mr. St. Clair was awarded common stock equaling $7,000 in value based on the closing price on the day before issuance.
(8)	Dr. Chung-Welch was awarded options to purchase 40,277 shares of common stock both for serving on the Board and for participating on the Compensation and Merger & Acquisition Committees. Dr. Chung-Welch was awarded common stock equaling $7,000 in value based on the closing price on the day before issuance.
(9)	Mr. Richard Gabriel was awarded options to purchase 32,846 shares of common stock both for serving on the Board and for participating on the Merger & Acquisition Committee. Mr. Gabriel was awarded common stock equaling $7,000 in value based on the closing price on the day before issuance.
(10)	Mr. Reding resigned from the Board effective July 8, 2020. Mr. Reding was awarded options to purchase 6,223 shares of common stock for serving on the Board.
(11)	Mr. Vardzel resigned from the Board effective June 8, 2020. Mr. Vardzel was awarded options to purchase 3,174 shares of common stock for serving on the Board.
(11)	Ms. Prior resigned from the Board effective June 16, 2020. Ms. Prior was awarded options to purchase 3,174 shares of common stock for serving on the Board.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

4.1	Form of Placement Agent Warrant issued to H.C. Wainwright & Co., LLC or its designees in connection with certain financing transactions in 2020 and 2021.

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers
Title: Chief Financial Officer

Date: January 29, 2021